Exhibit 5.1

July 30, 2007

Smart Online, Inc. 2530 Meridian Parkway 2nd Floor Durham, NC 27713

RE:	Smart Online, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

I am Corporate Counsel and Secretary of Smart Online, Inc. (the “Company”), and have advised the Company in connection with the registration on a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of up to 8,707,051 shares of common stock. These shares consist of:

•    891,428 shares of common stock issued in private placement transactions conducted during March 2004 through September 2004, and 47,485 shares of common stock issued as a penalty for late registration of these shares;

•    1,405,279 shares of common stock issued in private placement transactions conducted during February 2005 through September 2005, which number includes 50,000 shares of common stock issued upon exercise of a warrant issued in connection with this private placement;

•    1,000,000 shares of common stock issued in private placement transactions conducted in 2006;

•    2,352,941 shares of common stock and 1,211,471 shares of common stock issuable upon the exercise of warrants issued in a private placement transaction conducted in February 2007;

•    241,628 shares of common stock issued upon exercise of warrants issued in a 2004 private offering having an exercise price of $3.50 per share;

•    243,617 shares of common stock issued upon exercise of warrants issued as compensation to a placement agent having an exercise price of $1.30 per share;

•    82,003 shares of common stock issued as a penalty for late registration of certain of the shares covered by the registration statement of which this prospectus forms a part;

•    18,000 shares of common stock issued in exchange for investor relations services;

•    768,755 shares of common stock sold by our president and CEO under certain note cancellation agreements and stock purchase agreements; and

•    444,444 shares of common stock issuable upon exercise of a warrant issued as consideration for an increase in an irrevocable standing letter of credit issued by a current stockholder.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinion expressed herein, I have reviewed originals or copies, certified or otherwise authenticated to my satisfaction, of the Registration Statement and such other corporate records of the Company, certificates of public officials, and other agreements, instruments and documents as I have deemed necessary to review as a basis for the opinion hereinafter expressed. I have assumed that (i) all information contained in all original documents I have reviewed is true, complete and correct, (ii) all information contained in all copies of documents I have reviewed is true, complete and correct and such copies are true and complete copies of the originals thereof, (iii) all signatures on all documents I have reviewed are genuine, (iv) each natural person signing any document I have reviewed had the legal capacity to do so, and (v) each natural person signing any document I reviewed in a representative capacity had the authority to sign in such capacity.

Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications specified herein, I am of the opinion that (i) the Shares are duly authorized, (ii) the Issued Shares are validly issued, fully paid and nonassessable, and (iii) upon issuance after exercise of the warrants and payment of the exercise price, the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the opinion expressed herein, I have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

I express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. The opinion rendered herein is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and, to the extent expressly set forth herein, the laws of the United States, and no opinion is expressed as to the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to me in the Registration Statement, including the prospectus and any amendment or supplement thereto, under the caption “Legal Matters.” The foregoing, however, shall not constitute an admission to my being an expert as provided for in Sections 7 and 11 of the Securities Act.

Very truly yours, /s/ James W. Gayton James W. Gayton Corporate Counsel